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                                                                   EXHIBIT 10.12



               CONFIDENTIAL TREATMENT REQUESTED BY ABGENIX, INC.

                              AMENDED AND RESTATED

                      ANTI-IL-8 PRODUCT LICENSE AGREEMENT

        THIS AMENDED AND RESTATED PRODUCT LICENSE AGREEMENT (the "Agreement") to agreement originally made as of March 19, 1996, is made as of the original date by and between Xenotech, L.P., a California limited partnership ("XT"), and each of Cell Genesys, Inc. ("CGI"), a Delaware corporation, and Japan Tobacco Inc., a Japanese corporation ("JTI").


                                    RECITALS

        A. XT desires to grant JTI an exclusive license in the JTI Territory under the Licensed Technology to commercialize Products, and JTI wishes to acquire such a license, on the terms and conditions herein.

        B. XT desires to grant CGI an exclusive license in the CGI Territory under the Licensed Technology to commercialize Products, and CGI wishes to acquire such a license, on the terms and conditions herein.

        C. XT desires to grant to JTI and CGI a co-exclusive license in the Rest of the World under the Licensed Technology to commercialize Products, and JTI and CGI wish to acquire such a license.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


1.      DEFINITIONS

        Incorporation by Reference. For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below.

        1.l    "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any of CGI, JTI or XT. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, XT shall not be an Affiliate of CGI or JTI under this Agreement and XT shall not be considered controlled by CGI or JTI for purposes of determining Affiliates of CGI or JTI.


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        1.2    "[***] Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 1 and patents issuing on such patent applications owned by or licensed to XT which relate to the [***], in each case to the extent XT has the right to license or sublicense the same; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; and (iv) [***] as set forth in Schedule 1.

        1.3 "CGI Territory" shall mean the United States of America and its territories and possessions, Canada and Mexico.

        1.4    "Core Technology" shall have the meaning set forth in Section
10.3.

        1.5    "Effective Date" shall mean March 19, 1996.

        1.6 "IND" shall mean an Investigational New Drug Exemption for a Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or its non-U.S. equivalent.

        1.7 "JTI Territory" shall mean Japan, Taiwan, and South Korea (including the territory comprising North Korea if it should be reunited with South Korea).

        1.8 "License Date" shall mean, for each of CGI and JTI, the date that such party has executed this Agreement.

        1.9 "License Fee" shall have the meaning set forth in Article 3 hereof.

        1.10   "Licensed Field" shall mean [***].

        1.11 "Licensed Technology" shall mean the [***] Technology and the [***] Technology.

        1.12 "Master Research License and Option Agreement" shall mean that certain Master Research License and Option Agreement entered into by CGI, JTI and XT as of June 28, 1996, as it may be amended.

        1.13 "Net Sales" shall mean the [***] by CGI or JTI, as the case may be, or its Affiliates and Sublicensees for sales of Product to non-Affiliate customers, [***], with respect to such sales, and [***], as reflected in [***] of CGI or JTI and its Affiliates or Sublicensees, [***].


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        1.14   "Product" shall mean [***] but not limited to any [***]. Product as used herein shall not include a [***].

        1.15   "Product Antigen" shall mean Interleukin 8.

        1.16 "Rest of the World" shall mean all parts of the world not included in the CGI Territory or the JTI Territory.

        1.17 "Sublicensee" shall mean a third party that is not an Affiliate to whom CGI or JTI, as the case may be, has granted a sublicense under the Licensed Technology to make, use and/or sell Product to the extent of the rights of CGI or JTI, as the case may be, therein. "Sublicensee" shall also include a third party to whom CGI or JTI has granted the right to distribute Product under the Licensed Technology to the extent of the rights of CGI or JTI, as the case may be, therein, provided that such third party is responsible for the marketing and promotion of Product within the applicable country.

        1.18 "Territory" shall mean those countries of the world in which CGI or JTI, as the case may be, has exclusive or co-exclusive license rights pursuant to this Agreement,

        1.19 "Universal Receptor Product" shall mean a substance that is developed utilizing [***] Universal Receptor Technology.

        1.20 "Universal Receptor Technology" shall mean technology for universal receptors [***]. As used herein: (i) "universal receptor" shall mean a receptor [***]


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[***].

        1.21 "Valid Claim" shall mean a claim of a pending or issued and unexpired patent included within the Licensed Technology, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

        1.22 "[***] Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 2 and patents issuing on such applications; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of
(i) above; (iii) any foreign counterparts issued or issuing on any of (i) or
(ii) above; and (iv) the Mice (as such term is defined in the Master Research License and Option Agreement) and [***] as set forth on Schedule 2.

2.      LICENSE GRANTS

        2.1 Grant to CGI. Subject to the terms and conditions of this Agreement and effective as of the CGI License Date, XT hereby grants to CGI an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product anywhere in the world for use, sale, import or other distribution in the CGI Territory in the Licensed Field. Such license or sublicense shall be exclusive even as to XT, and shall include the exclusive right to grant and authorize sublicenses for exploitation within the CGI Territory (excluding any rights to the Mice as defined in the Master Research License and Option Agreement).

        2.2 Grant to JTI. Subject to the terms and conditions of this Agreement, and effective as of the JTI License Date, XT hereby grants to JTI an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product anywhere in the world for use, sale, import or other distribution in the JTI Territory in the Licensed Field. Such license or sublicense shall be exclusive even as to XT, and shall include the exclusive right to grant and authorize sublicenses for exploitation within the JTI Territory (excluding any rights to the Mice as defined in the Master Research License and Option Agreement).


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        2.3    Rest of World. Subject to the terms and conditions of this
Agreement, effective as of the CGI License Date and the JTI License Date, as the case may be, XT hereby grants to each of CGI and JTI a co-exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product anywhere in the world for use, sale, import or other distribution in the Rest of the World in the Licensed Field. Such co-exclusive licenses or sublicenses shall be co-exclusive even as to XT and shall include the co-exclusive right to grant and authorize sublicenses for exploitation within the Rest of the world (excluding any rights to the Mice as defined in the Master Research License and Option Agreement)

3.      LICENSE FEE

        Subject to Section 15.1, each of CGI and JTI shall pay to XT a license fee of [***].

4.      ROYALTIES

        4.1 Royalty Rates. In consideration for the license and rights granted herein, CGI and JTI each agree to pay to XT royalties of [***] of Net Sales of Product by it and its Affiliates and Sublicensees.

        4.2 Royalty Offsets. CGI or JTI, as the case may be, shall have the right to reduce the rate at which any royalties due to XT are payable pursuant to Section 4.1 to offset [***]; provided, however, that the royalty rates paid by such licensee pursuant to Section 4.1 shall not be reduced to less than [***] of the rate set forth in Section 4.1. [***].

        4.3 Single Royalty; Non-Royalty Sales. Only one royalty shall be payable with respect to any Product, regardless of how many claims of patents within the Licensed Technology cover such Product. In addition, no royalty shall be payable under this Article 4 with respect to sales of Product among CGI or JTI, as the case may be, and its Affiliates and/or Sublicensees or for use in research and/or development or clinical trials.


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        4.4    No Patent Protection. Royalties shall be payable at the rates specified in Section 4.1 or 4.2 above only with respect to sales of a Product that would infringe a Valid Claim in the country in which such Product is sold. In the event that such Product is not covered by a Valid Claim in such country, XT shall be paid a royalty on such sales in accordance with this Article 4, [***].

        4.5 Combination Products. In the event that Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Article 4 shall be [***]. In the event that no such separate sales are made in the same quarter by CGI or JTI, as the case may be, Net Sales for royalty determination shall be [***].

        4.6 Termination of Royalties. Royalties under Section 4.1, 4.2 or 4.4 will be due until the later of (i) ten years from the first commercial sale of Product in any country or (ii) on a country-by-country basis, the expiration of the last-to-expire patent within the Licensed Technology covering the Product in such country,

5.      THIRD PARTY ROYALTIES

        5.1 Royalties Payable by XT. XT will be responsible for the payment of any royalties, license fees and milestone and/or other payments due to third parties under licenses or similar agreements entered into by XT necessary to allow the manufacture, use or sale of Product. CGI and/or JTI, as the case may be, shall reimburse XT for any royalties paid by XT to third parties under licenses or similar agreements covering Product necessary to allow the manufacture, use, sale or other exploitation of Product in accordance with this Agreement. CGI and/or JTI shall continue any such reimbursement payments to XT until XT's obligation to pay royalties to a third party under any license covering Product expires or terminates. XT agrees not to enter into any license or similar agreement after the Effective Date which would obligate CGI and/or JTI, as they case may be, to make any payments under this Section 5.1 without the prior written consent of CGI and/or JTI, as the case may be.

        5.2 Royalties Payable by CGI or JTI. CGI and JTI, as the case may be, will be responsible for the payment of any royalties, license fees and milestone and other payments due to


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third parties under licenses or similar agreements entered into by such party to allow the manufacture, use or sale of Product.

6.      ACCOUNTING AND RECORDS

        6.1 Royalty Reports and Payments. After the first commercial sale of Product on which royalties are required, CGI and JTI each agrees to make quarterly written reports to XT within eighty days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Product sold during the calendar quarter upon which a royalty is payable under Article 4 above. Concurrently with the making of such reports, CGI or JTI, as the case may be, shall pay to XT royalties at the applicable rate specified in Section 4.1, 4.2 or 4.4 above and all royalties payable pursuant to Section 5.1 above, and any adjustment to Net Sales for a prior period in accordance with the definition of Net Sales in Section 1.13 hereof. All payments to XT hereunder shall be made in U.S. Dollars to a bank account designated by XT.

        6.2 Early Third Party License Payments. If XT is obligated to pay royalties to a third party prior to ninety days after the end of the calendar quarter, XT shall so notify CGI or JTI, as the case may be, and such licensee shall provide the reports and payments set forth in Section 6.1 above not later than ten (10) days before the date such payments are due to the third party. Up to thirty-five days before such payments are due, XT may provide CGI or JTI with an invoice by facsimile setting forth the royalties XT must pay third parties with respect to such licensee's activities in its Territory in the preceding quarter, and such licensee shall pay such invoices within thirty days of receipt of such invoice.

        6.3 Records; Inspection. CGI and JTI shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to XT under this Agreement. Such books and records shall be kept at the principal place of business of CGI and JTI or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of each licensee or its Affiliates or Sublicensee will be open for inspection during such three-year period by a representative of XT for the purpose of verifying the royalty statements. CGI and JTI shall each require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of CGI or JTI, as the case may be, reasonably satisfactory to XT on behalf of, and as required by, XT for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by XT and the particular licensee. The XT representative will be obliged to execute a reasonable confidentiality agreement prior to commencing any such


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inspection. Inspections conducted under this section 6.3 shall be at the expense of XT, unless a variation or error of CGI or JTI, as the case may be, producing an increase exceeding [***] of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by the particular licensee. Upon the expiration of three years following the end of any fiscal year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and CGI and JTI, as the case may be, shall be released from any liability or accountability with respect to royalties for such year.

        6.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

        6.5 Late Payments. Any payments due from Licensee that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at [***], calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to any party.

        6.6    Withholding Taxes.

               6.6.1 Unless immediately reimbursable under Section 6.6.2 below, all payments required to be made pursuant to Articles 3, 4 and 5 hereof shall be without deduction or withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction. Such taxes are referred to herein as "Withholding Taxes" and such Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

               6.6.2 XT agrees to elect to claim a tax credit for Withholding Taxes with respect to which it is entitled so to elect, and further agrees not to amend such election for the full carry-forward period with respect to such credit. At the time that XT realizes a reduction in U.S. tax liability by actually utilizing the Withholding Taxes as a credit against regular U.S. tax liability (determined on a "first-in-first-out" basis pro rata with other available foreign tax credits), then the amount of such reduction attributable to such credit shall immediately be reimbursed to the withholding party. For these purposes, a reduction in U.S. tax liability shall include both a direct


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reduction in XT's own tax liability and a reduction in the U.S. tax liability of any of its partners.

        6.7 Tax Indemnity. Except as provided in Section 6.6, each party (the "Tax Indemnitor") shall indemnify and hold harmless the other party hereto (each a "Tax Indemnitee") from and against any tax or similar governmental charge assessed solely because of this Agreement, with respect to and directly attributable to the income or the assets of the Tax Indemnitor. In the event that any governmental agency shall make a claim against a party hereto which could give rise to an indemnity hereunder, such potential Tax Indemnitee shall give reasonably prompt notice to the potential Tax Indemnitor of the assertion of such claim. If the transmission of such notice is unreasonably deferred and has a material, adverse affect on the ability of the potential Tax indemnitor to challenge such claim, such potential Tax Indemnitor shall be released from liability hereunder. The Tax Indemnitor alone shall (at its own expense) control the defense or compromise of any such claim. The Tax Indemnitee shall execute any documents required to enable Tax Indemnitor to defend such claim, provide any information necessary therefor, and cooperate with Tax Indemnitor in such defense.

        6.8 XT Tax Indemnity. XT shall indemnify and hold harmless CGI and JTI and their Affiliates from and against any increase to their respective country of incorporation income tax liability directly attributable to a positive adjustment to the amount of gross receipts (an "Adjustment" ) reported or reportable by such party from the income, including the royalty income, received from CGI or JTI on Covered Products. The amount payable hereunder shall be equal to the difference between (a) the product of (i) the amount of the Adjustment, and (ii) the highest combined marginal corporate tax rate in their respective country of incorporation in effect for the taxable year for which such Adjustment is made, and (b) the reduction in the party's foreign tax liability, which for purposes of this Agreement shall be equal to the product of
(i) the amount of any correlative adjustment to its foreign taxable income, and
(ii) the highest combined marginal foreign corporate tax rate in effect for the taxable year for which the correlative adjustment is made. No indemnification payment shall be required hereunder until comprehensive efforts to obtain a correlative adjustment to CGI's or JTI's, as the case may be, or its Affiliates' taxable income in a foreign state (which may include, for example invoking competent authority provisions under the U.S. Japanese Income Tax Treaty (if applicable)or other applicable bilateral tax treaty) have, to the extent reasonable to do so, been exhausted.

7.      RESEARCH DEVELOPMENT

        7.1 Funding and Conduct. CGI and JTI shall each independently furnish and be responsible for funding and conducting all of its preclinical and clinical research and development of Product, at its own expense.


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        7.2    Biomaterials. Xenotech shall make available to each of CGI and
JTI DNA or cDNA available to Xenotech and appropriate for use in development of the Product, as well as the related data. The DNA or cDNA thus made available will be used only by CGI and JTI and its permitted Affiliates and Sublicensees and manufacturing subcontractors. Xenotech shall also make available as part of the license granted hereunder to CGI and JTI any hybridomas, any reagents used for hybridoma generation and any materials from generated hybridomas including purified antibodies available to Xenotech and appropriate for use in development of Product, as well as the related data. Such hybridomas, reagents and materials, as well as the related data thus made available will be used only by CGI and JTI and their Affiliates and Sublicensees and manufacturing subcontractors.

        7.3 Specialized Services. XT shall consider making available, as reasonably requested by CGI and JTI, specialized services of the Xenotech Division of CGI to aid in development of the Product. Such services shall be paid for by the requesting party.

8.      SHARING OF CLINICAL DATA

        CGI and JTI and their respective Affiliates and Sublicensees shall be free to use data prepared by or on behalf of Xenotech under joint funding by them. However, there shall be no obligation for sharing data developed independently, whether through the Xenotech Division as provided in Section 7.3 or otherwise, by or on behalf of CGI or JTI. As long as their development projects remain on similar timelines, CGI and JTI will consider bilateral sharing of relevant Product development information end clinical data.

9.      DUE DILIGENCE

        9.1    [***].

               9.1.1 CGI and JTI, as the case may be, agree to [***] within [***] from its respective License Date.

               9.1.2 In the event that either CGI or JTI believes [***] in its Territory, the [***] set forth in Section 9.1.1 shall be [***]; or, in the event that either CGI or JTI believes [***] in its Territory, the [***] set forth in
Section 9.1.1 shall he [***].


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               9.1.3  Notwithstanding the foregoing, each of CGI and JTI shall be [***] in the United States or Japan.

        9.2    Failure to Meet Due Diligence Obligation.

               9.2.1 If the diligence requirements set forth in Section 9.1 are not met by CGI (or its Affiliates or Sublicensees) in the United States or by JTI (or its Affiliates or Sublicensees) in Japan, such licensee's rights in the CGI Territory or the JTI Territory, as the case may be, will become co-exclusive with the other licensee in such territory and all rights to the Product in the Rest of the World will remain or become the exclusive rights of the other licensee, upon written notice by XT to such licensee and subject to Sections 9.3, 9,4 and 14.3 below.

               9.2.2. Notwithstanding Section 9.2.1, the license granted hereunder to CGI or JTI, as the case may be, shall not become co-exclusive by reason of [***], to the extent that prudent business judgment, based on circumstances outside of such licensee's reasonable control, reasonably justifies such delay.

        9.3 Dispute Resolution. In the event that a dispute arises whether the diligence requirements in Article 9 have been met, or circumstances exist which CGI or JTI, respectively, believes justifies a failure on its part to meet such obligation, the parties will attempt to resolve any dispute by mutual agreement, and, if required, the Chief Executive Officer of CGI and the Vice President of the Pharmaceutical Division of JTI shall meet personally and negotiate in good faith to resolve such dispute during a period of thirty days following licensee's receipt of the notice under Section 9.2.1.

        9.4 Arbitration. In the event that the parties are unable to resolve such dispute pursuant to Section 9.3 above, such dispute shall be settled between XT and the other party by binding arbitration as set forth in Section
16.12. If the arbitrator determines that the party acted in good faith, but failed to meet its obligations under Section 9.1 above, the license granted to such party shall not terminate unless the nonperforming party fails to cure such non-performance within a reasonable period of time, as determined by the arbitrator.


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10.     PATENTS

        10.1   [***] Technology.

               (a) XT or its licensor, as they may agree, shall have responsibility for preparing, filing, prosecuting and maintaining patents and patent applications worldwide relating to the [***] Technology and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to the [***] Technology. XT shall keep CGI and JTI each reasonably informed as to the status of such patent matters in its Territory, including without limitation, by providing such licensee the opportunity to review and comment on any documents which will be filed in any patent office, and providing such licensee copies of any documents received by XT from such patent offices including notice of all interferences, reexaminations, oppositions or requests for patent term extensions. CGI and JTI shall cooperate with and assist XT in connection with such activities, at XT's request and expense.

               (b) In the event that CGI or JTI, as the case may be, becomes aware that any [***] Technology necessary for the practice of the licenses granted herein is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement, such party shall promptly notify XT (and the other licensee) and XT shall thereafter promptly notify the owner of such intellectual property. XT or its licensor, as they may agree, shall have the exclusive right to enforce, or defend any declaratory judgment action, at its expense, involving any [***] Technology. In such event, XT shall keep CGI and/or JTI, as the case may be, reasonably informed of the progress of any such claim, suit or proceeding in its Territory. Any recovery received by XT as a result of any such claim, suit or proceeding shall be used first to reimburse XT for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, [***].

        10.2   [***] Technology.

               10.2.1 XT shall have the initial worldwide responsibility for preparing, filing, prosecuting and maintaining patent applications and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to [***] Technology. XT shall give CGI and JTI each the opportunity to review the status of all such pending patent applications and actions in its Territory and shall keep CGI and/or JTI, as the case may be, fully informed of the progress of such applications and actions, including, without limitation, by promptly providing CGI and/or JTI with copies of all correspondence sent to and received from patent offices, and providing notice of all interferences, reexaminations,


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oppositions or requests for patent term extensions. [***]. In the event that XT declines or fails to prepare, file, prosecute or maintain such patent applications or patents or take such other actions, relating to the Product it shall promptly and in no event later than ninety days prior to any filing deadline, provide notice to CGI and JTI. CGI and JTI shall promptly discuss and agree on who should assume such responsibilities and how the expenses related thereto should be allocated.

               10.2.2 In the event that a licensee becomes aware that any [***] Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party in any country in which CGI or JTI has rights hereunder, or is subject to a declaratory judgment action arising from such infringement in such country, CGI or JTI, as the case may be, shall promptly notify XT and XT shall thereafter promptly notify the owner of such intellectual property.

               10.2.3 CGI or JTI, as the case may be, shall have the exclusive right to enforce, or defend any declaratory judgment action, in any country in which it has exclusive rights hereunder, at its expense, involving [***] Technology. In such event, the party involved in such claim, suit or proceeding, shall keep XT and the other of CGI or JTI reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by such party received as a result of any such claim, suit or proceeding shall be used first to reimburse such party for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and [***].

               10.2.4 CGI and JTI shall consult and agree whether, and if so, how, to enforce the [***] Technology in a country in which CGI and JTI have co-exclusive rights hereunder. However, [***] (except as otherwise provided below). The party taking such action shall keep XT and the other of CGI or JTI reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by such party received as a result of any such claim, suit or proceeding shall be used first to reimburse such party for all expenses (including attorneys' and professional fees) incurred in connection with such claim, suit or proceeding [***].


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



        10.3 Infringement Claims. If the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against CGI or JTI (or their respective Affiliates or Sublicensees), CGI or JTI, as the case may be, shall promptly notify XT thereof in writing setting forth the facts of such claim in reasonable detail. [***] CGI, JTI and XT dated March 22, 1996, as it may be amended from time to time, CGI or JTI, as the case may be, shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its choice. Such parties shall keep XT reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to Licensed Technology. The other of CGI or JTI may participate in the defense. of any such claim, suit or proceeding at its own expense through counsel of its choice. CGI or JTI, as the case may be, [***] pursuant to this Agreement. Notwithstanding the above, neither CGI nor JTI shall be able to settle any such claim, suit or proceeding that impinges upon the rights of JTI or CGI, as the case may be, including, without limitation, involving any admission of the invalidity of the Licensed Technology or rights to the Product Antigen outside its Territory without the prior approval of XT.

        10.4 Patent Marking, CGI and JTI agree to mark and have its Affiliates and Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

11.     CONFIDENTIALITY

        11.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by another party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;


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



               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

               (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

        11.2   Permitted Disclosures. Notwithstanding Sections 11.1 above and
16.16 below, each party hereto may disclose another party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise) Notwithstanding the foregoing, XT shall not disclose to third parties, clinical data or regulatory filings received from CGI or JTI except as agreed in writing by such party.

12.     SUBLICENSES

        Pursuant to Article 2 herein, CGI and JTI shall each have the exclusive right in in the CGI Territory and the JTI Territory, respectively, and the co-exclusive right in the Rest of the World to grant and authorize sublicenses to third parties; provided, however, such party shall remain responsible for any payments due XT for Net Sales of Product by any Sublicensee. [***]. Any sublicense granted by CGI or JTI pursuant to this Agreement shall. provide that the Sublicensee will be subject to the applicable terms of this Agreement. CGI or JTI, as the case may be, shall provide XT with a copy of relevant portions of each sublicense agreement, as reasonably required by XT.

13.     INDEMNITY

        13.1 CGI. Subject to compliance by XT and/or JTI with its obligations set forth in Section 13.3 below, CGI agrees:

               (a) to indemnify and hold XT and its directors, officers, employees and agents harmless from and against any


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losses, claims, damages, liabilities or actions (including reasonable attorneys'
fees and court and other expenses of litigation) (collectively, the "Liabilities") suffered or incurred in connection with third party claims relating to the Core Technology arising from any Product manufactured, used, sold or otherwise distributed by CGI and its Affiliates or Sublicensees;

               (b) to indemnify and hold XT, JTI, JTI's Affiliates and their directors, officers, employees and agents harmless from and against any Liabilities suffered or incurred in connection with third party claims relating to intellectual property rights (other than Core Technology) arising from any Product manufactured, used, sold or otherwise distributed by CGI and its Affiliates or Sublicensees; and

               (c) to indemnify and hold XT, JTI, JTI's Affiliates and their directors, officers, employees and agents harmless from and against any Liabilities suffered or incurred in connection with third party claims other than relating to Core Technology or other intellectual property rights arising from any Product manufactured, used, sold or otherwise distributed by CGI and its Affiliates or Sublicensees; provided, however, that CGI shall not be required to provide indemnification under this clause (c) to any party for any Liabilities suffered or incurred in connection with third party claims resulting from the gross negligence, recklessness or intentional misconduct by such party or its Affiliates, or their directors, officers, employees or agent.

        13.2 JTI. Subject to compliance by XT and/or CGI with its obligations set forth in Section 13.3 below, JTI agrees:

               (a) to indemnify and hold XT and its directors, officers, employees and agents harmless from and against any Liabilities suffered or incurred in connection with third party claims relating to the Core Technology arising from any Product manufactured, used, sold or otherwise distributed by JTI and its Affiliates or Sublicensees;

               (b) to indemnify and hold XT, CGI, CGI's Affiliates and their directors, officers, employees and agents harmless from and against any Liabilities suffered or incurred in connection with third party claims relating to intellectual property rights (other then Core Technology) arising form any Product manufactured, used, sold or otherwise distributed by JTI and its Affiliates or Sublicensees;

               (c) to indemnify and hold XT, CGI, CGI's Affiliates and their directors, officers, employees and agents harmless from and against any Liabilities suffered or incurred in connection with third party claims other than relating to Core Technology or other intellectual property rights arising from any Product manufactured, used, sold or otherwise distributed by JTI and its Affiliates or Sublicensees; provided, however, that JTI shall not be required to provide indemnification under this clause (c) to any party for any Liabilities resulting from the gross negligence, recklessness or intentional misconduct by such party or its Affiliates, or their directors, officers, employees or agents.

        13.3 Procedure. If a party (an "Indemnitee") intends to claim indemnification under this Article 13, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or its directors, officers, employees or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 13 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 13. The party claiming indemnification under this Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

14.     REPRESENTATIONS AND WARRANTIES

        14.1   XT. XT represents and warrants that:

               (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               (ii) it has not previously granted and will not grant any rights inconsistent or in conflict with the rights and licenses granted to CGI and JTI herein;

               (iii) there are no existing or threatened actions, suits or claims pending against XT with respect to the Licensed Technology or the right of XT to enter into and perform its obligations under this Agreement;

               (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Technology, or any portion thereof, with respect to the Product, or its manufacture or use;

               (v) Schedule 1 hereto sets forth the [***] Technology as of the Effective Date and Schedule 2 hereto sets forth The [***] Technology as of the Effective Date; and

               (vi) Schedule 3 hereto sets forth all royalties, license fees, milestone payments and similar payments due to third parties for which a Grantee would be obligated to reimburse XT under the Product Licenses as of the Effective Date.

               In the event that XT acquires rights to intellectual property that would become either [***] Technology or [***] Technology, XT will promptly update Schedule 1 or Schedule 2, as the case may be, and provide copies thereof to each Grantee. In the event that XT enters into any agreement which could require a Grantee to reimburse XT for any additional royalties, license fees, milestone payments or similar payments, XT will promptly update Schedule 3 and provide copies thereof to each Grantee.

        14.2   CGI and JTI. Each of CGI and JTI represents and warrants that:
(i) it has the full right and authority to enter into this Agreement, (ii) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof (except for the pending or threatened litigation with GenPharm International, Inc.) or the right of it to enter into and perform its obligations under this Agreement; and (iii) it has not entered and during the term of this Agreement will not enter any other agreement inconsistent or in conflict with this Agreement.

        14.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, XT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING.

        14.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 13 are not true and accurate and a party incurs liabilities, costs or other expenses is a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.


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



15.     TERM AND TERMINATION

        15.1 Effectiveness. This Agreement shall become effective as of the Effective Date and the license rights granted by XT under Article 2 above shall be in full force and effect as to any licensee who shall have executed this Agreement as of such date. In the event that either CGI or JTI shall not have executed this Agreement as of the Effective Date, such party shall have the option to become a party to this Agreement and to obtain the license rights granted by XT under Article 2 above until September 1, 1996, whereupon such option shall terminate, and, notwithstanding the termination of such option, this Agreement and the license as to XT and the other party (the "Licensed Party") shall continue in full force and effect for the term set forth in
Section 15.2 below. The Licensed Party shall thereupon have an option (the "Exclusive License Option") to obtain all of the other worldwide license rights offered hereunder in addition to the rights granted to the Licensed Party under
Article 2. The Exclusive License Option shall be exercisable by the Licensed Party until March 1, 1997 at an exercise price equal to the License Fee, which shall be paid within sixty days of exercise of the Exclusive License Option. Upon exercise of the Exclusive License Option, the Licensed Party shall have an exclusive worldwide license or sublicense, as the case may be, under the Licensed Technology to make and have made the Product for use, sale or other distribution in the Licensed Field, subject to the terms and conditions of this Agreement.

        15.2 Term. Unless earlier terminated pursuant to the other provisions of this Article 15, this Agreement shall continue in full force and effect until the later of (i) the expiration of the last to expire patent within the Licensed Technology claiming the Product or (ii) the twentieth anniversary of the Effective Date. The licenses granted under Article 2 and, if applicable, Section
15.1 above, and the obligations of CGI and JTI to reimburse XT for payments made pursuant to licenses granted by third parties subject to Section 5 herein, shall survive the expiration (but not an earlier termination) of this Agreement; provided that such licenses shall become nonexclusive.

        15.3 Termination for Breach. Any party to this Agreement may terminate this Agreement as to another party hereto in the event such other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such shall have continued for sixty days after written notice thereof was provided to the breaching party by the nonbreaching party that terminates the Agreement as to such party. Any termination shall become effective at the end of such sixty day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty day period. However, if the party alleged to be in breach of this Agreement disputes such breach within such sixty day period, the non-breaching party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Section 16.12 below that this Agreement was materially breached, and the breaching party fails to cure such breach within thirty days following the final decision of the arbitrators or such other time as directed by the arbitrators.

        15.4 Other Termination Rights. CGI or JTI may terminate this Agreement and the license granted to such party herein, in its entirety or as to any particular patent within the Licensed Technology in a particular country, at any time, by providing XT ninety-days written notice. In the event of termination as to a particular country, the subject patent in such country shall cease to be within the Licensed Technology for all purposes of this Agreement that apply to the terminating party.

        15.5   Effect of Termination.

               15.5.1 In the event that this Agreement (i) is terminated under
Section 15,3 above, by reason of a breach by CGI or JTI, this Agreement shall terminate with respect to the breaching party only, and shall continue in effect with respect to XT and the non-breaching party; (ii) is terminated by CGI or JTI by reason of a breach by XT, this Agreement shall terminate as to XT and the terminating party, and shall continue in effect with respect to XT and the other of CGI and JTI; or (iii) is terminated by CGI or JTI in its entirety under
Section 15.4 above, this Agreement shall terminate with respect to the party exercising its right to terminate thereunder, and shall continue in effect in its entirety with respect to XT and the non-terminating party. In each case, the non-breaching or non-terminating license shall thereupon have the right to obtain an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product for use, sale or other distribution in the Licensed Field throughout the world, on the terms and conditions set forth herein that are applicable to it.

               15.5.2 Termination of this Agreement for any reason shall not release any party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination.

               15.5.3 In the event this Agreement is terminated with respect to CGI or JTI for any reason, such licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Product subject to this Agreement then on hand. Upon termination of this Agreement by XT for any reason, any sublicense granted by a licensee hereunder shall survive, provided that upon request by XT, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

               15.5.4 This Agreement, including, without limitation, any licenses or sublicenses granted pursuant to this Agreement, shall survive any dissolution, liquidation or acquisition of XT. Such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. Any transfer of such intellectual property prior to or following dissolution shall be subject to the licenses granted herein.

               15.5.5 This Agreement, including the licenses granted in Article 2 and, if applicable, Section 15.1, is independent of, and shall not be affected by, any breach or termination of the Master Research License and Option Agreement or any other agreement among the parties or their Affiliates.

               15.5.6 Sections 6.3, 6.5, 6.6, 6.7 and 6.8 and Articles 11, 13,
15 and 16 shall survive the expiration and any termination of this Agreement for any reason.

16.     MISCELLANEOUS

        16.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        16.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        16.3 Assignment. This Agreement and the licenses granted hereunder may not be assigned by CGI or JTI to any third party without the written consent of XT, and XT may not assign this Agreement to a third party without the consent of both CGI and JTI; except any party may assign this Agreement without such consent to (a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or indirectly) or (b) an entity that acquires substantially all of the assets of the monoclonal antibody business segment of the assigning party. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

        16.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        16.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.


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



        16.6 No Implied Obligations. Except as expressly provided in Article 9 above, nothing in this Agreement shall be deemed to require CGI or JTI to exploit the Licensed Technology nor to prevent CGI or JTI from commercializing products similar to or competitive with any Product, in addition to or in lieu of such Product.

        16.7 Notices. Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

Xenotech:                              Xenotech, L.P.
                                       322 Lakeside Drive
                                       Foster City, California 94404
                                       Attn: Chief Financial Officer

Japan Tobacco Inc.:                    Japan Tobacco Inc.
                                       JT Building
                                       2-1 Toranomon 2-chome
                                       Minato-ku, Tokyo 105
                                       Japan
                                       Attn: Vice President,
                                       Pharmaceutical Division

with a copy to:                        JT America Inc.
                                       1825 South Grant Street, Suite 220
                                       San Mateo, CA 94402
                                       Attn: President

and to:                                Gilbert, Segall and Young LLP
                                       430 Park Avenue New York, NY 10022
                                       Attn: Neal N. Beaton, Esq.

Cell Genesys, Inc.:                    Cell Genesys, Inc.
                                       322 Lakeside Drive
                                       Foster City/ California 94404
                                       Attn: President

with a copy to:                        Heller Ehrman White & McAuliffe
                                       525 University Avenue
                                       Palo Alto, California 94301
                                       Attn:  Julian N. Stern, Esq.

        16.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of XT, CGI and JTI are subject to prior compliance with United States and Japanese export regulations and such other United States and Japanese laws and, regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States and Japan. CGI and JTI each shall use efforts consistent with prudent business judgment to obtain such approvals. XT shall cooperate with CGI and JTI and shall provide assistance to them as reasonably necessary to obtain any required approvals.

        16.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties shall discuss in good faith appropriate revised arrangements.

        16.10 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        16.11 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

        16.12 Dispute Resolution; Arbitration. The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between senior executives of the parties. Any dispute under this Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' foes. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys, fees. The arbitration shall be held in San Francisco, California, unless initiated by XT or CGI against JTI in which event it will be held in Tokyo, Japan. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed within six months from the filing of notice of a request for such arbitration.


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



        6.13 Complete Agreement. It is understood and agreed by the parties that this Agreement constitutes the entire agreement, both written and oral, among the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of XT, CGI and JTI.

        16.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        16.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        16.16 Nondisclosure. Except as provided in Article 11, each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees, consultants and contractors of the foregoing confidentiality obligations.

        IN WITNESS WHEREOF, the parties have executed this Agreement, in triplicate originals, their respective originals, hereunto duly authorized, as of the day and year first above written.

JAPAN TOBACCO INC.                     CELGENESYS INC.

By:_____________________               By:/s/ Scott Greer
                                       R. Scott Greer
Name:___________________               Senior Vice President,
                                       Corporate Development
Title:__________________
                                       Date: 6/19/96
Date:___________________



XENOTECH, INC. (as General
Partner of XENOTECH, L.P.)

By: /s/ Takahashi Kamiya
        Takashi Kamiya
        Chairman

Date: 6/19/96

By: /s/ Raymond M. Withy
        Raymond M. Withy President and
        Chief Executive Officer

Date: 6/19/96

                                Schedule 1 [***]

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                                   Schedule 2

                                     Patents

DOCKET NO.FILING DATE        SERIAL NO.            TITLE            INVENTORS


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                                   Schedule 2

                                     Patents

DOCKET NO.FILING DATE        SERIAL NO.            TITLE            INVENTORS

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                                   Schedule 2


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



                                   SCHEDULE 2


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                                   SCHEDULE 2


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                                   SCHEDULE 2


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                                   SCHEDULE 2


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                                   SCHEDULE 3


                         ROYALTIES PAYABLE BY XENOTECH


(1)  [***]














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      respect to the omitted portions.